EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126566, 333-84346, 33-65187, 33-65181 and 33-65185) of The Goodyear Tire & Rubber Company of our report dated June 29, 2007, relating to the financial statements of the Employee Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ Bober, Markey, Fedorovich & Company
Bober, Markey, Fedorovich & Company
Akron, Ohio
June 29, 2007